For: YTB International, Inc.

Investor Contacts:
Yemi Rose / Garth Russell
KCSA Strategic Communications
212-896-1233/ 212-896-1250

YTB INTERNATIONAL ANNOUNCES FINANCIAL RESULTS FOR THE SECOND QUARTER OF FISCAL 2008
- - -
Total year-over-year quarterly revenue increases 36.5% to $44.8 million

WOOD RIVER, Ill., Aug. 15, 2008 - YTB International, Inc. (OTC BB: YTBLA) (“YTB” or the “Company”), a provider of Internet-based travel booking services for travel agencies and home-based independent representatives in the United States, Puerto Rico, Bermuda, the Bahamas, the U.S. Virgin Islands, and Canada, today announced its financial results for the three and six month periods ended June 30, 2008.

Total revenue for the quarter ended June 30, 2008 increased 36.5% to $44.8 million, compared to $32.8 million for the second quarter last year. Total revenue for the six months ended June 30, 2008 increased 53.6% to $87.5 million, compared to $57.0 million for the same six-month period last year.

Scott Tomer, Chief Executive Officer of YTB, commented on the second quarter results, stating, “Our Company has experienced dramatic growth over the last 12 months, and we have witnessed an equally dramatic growth in the revenues achieved during that period. Like many rapidly growing companies, we have had to increase our spending to ensure that we have the proper infrastructure in place to support this growth, and to ensure that the quality of services that we provide does not suffer. We have worked to narrow our net loss on a sequential basis, and are committed to identifying areas for cost savings and improved efficiencies within our business.”

Net loss for the second quarter of 2008 was $199,577, or $0.00 per diluted share, compared to net income of $1.7 million, or $0.02 per diluted share, for the second quarter of 2007. On a sequential basis, the Company significantly reduced its net loss from $3.5 million, or $0.03 per diluted share for the first quarter of 2008, compared to the second quarter of 2008. The loss in the second quarter of 2008 is primarily attributable to a change in the mix of marketing commissions, increased costs associated with infrastructure growth, as well as costs associated with the ongoing implementation of new business strategies company-wide.

Net loss for the six months ended June 30, 2008 was $3.7 million, or $0.04 per diluted share, compared to a net loss of $0.5 million, or $0.01 per diluted share, for the same period of 2007.

As of June 30, 2008, the Company had $0.6 million in cash and cash equivalents. Net cash provided by operating activities in the first half of 2008 was $4,694,635 as compared to cash provided by operating activities of $3,902,411 in the first half of 2007.

Mr. Tomer continued, “We are very proud to have once again been named as one of the country's leading travel agencies in Travel Weekly's 2008 Power List during the quarter, with the highest 2007 over 2006 percentage increase in travel booked of all companies on the list. Our improvement in travel bookings represented an 83.7 percent improvement, and this is a remarkable accomplishment. We understand that the rapid growth of our company is unsettling to many entrenched traditional travel industry companies, but we are also equally aware of the very real benefits of our business model. As we look to the coming quarters, we will continue to work diligently to increase shareholder value, and to ensure that we continue to provide the best products and services to the marketplace.”

About YTB International

YTB International, Inc. was recognized as the 26th largest seller of travel in the U.S. in Travel Weekly’s 2008 Power List, based on 2007 annual retail value of travel services booked. The Company provides Internet-based travel booking services for home-based independent representatives in the United States, Puerto Rico, the Bahamas, Canada, Bermuda, and the U.S. Virgin Islands.

The Company operates through three subsidiaries: YourTravelBiz.com, Inc., YTB Travel Network, Inc., and REZconnect Technologies, Inc. YourTravelBiz.com focuses on marketing online travel websites through a nationwide network of independent business people, known as 'Reps.' YTB Travel Network establishes and maintains travel vendor relationships, processes travel transactions of online travel agents and affiliates, provides online booking systems, collects travel commissions and pays travel commissions. Each RTA directs consumers to the YTB Internet-based travel website. The REZconnect Technologies division operates as a travel vendor relationship management company and host agency for traditional brick and mortar travel agencies. For more information, visit http://www.ytbi.com/investor.

Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and the Company's actual results could differ materially from expected results. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

(Tables Follow)

This document is available on the KCSA Strategic Communications at www.kcsa.com.

YTB International, Inc.
Condensed Consolidated Statements of Income

	Three months ended
	June 30, 2008	June 30, 2007

Net revenues	$44,774,310	$32,806,146

Operating expenses:
Operating expenses (exclusive of depreciation and amortization shown below)	44,312,869	31,000,102

Depreciation and amortization	676,167	263,943

Total operating expenses	44,989,036	31,264,045

Income (loss) from operations	(214,726)	1,542,101

Other income (expense)

Interest and dividend income	82,891	131,018
Interest expense	(37,074)	(1,315)
Foreign currency translation loss	(17,148)	-

Total other income	28,669	129,703

Income (loss) before income tax provision	(186,057)	1,671,804

Income tax provision	13,520	-

Net income (loss)	$(199,577)	$1,671,804

Net income (loss) per share:

Weighted-average shares outstanding - basic for Class A and Class B	103,183,276	96,529,578
Weighted-average shares outstanding - diluted for Class A and Class B	103,183,276	105,887,781

Net income (loss) per share - basic for Class A and Class B (amounts for Class A	$(0.00)	$0.02
and Class B shares are the same under the two-class method.)
Net income (loss) per share - diluted for Class A and Class B (amounts for Class A	$(0.00)	$0.02
and Class B shares are the same under the two-class method.)

YTB International, Inc.
Condensed Consolidated Statements of Income

	Six months ended
	June 30, 2008	June 30, 2007

Net revenues	$87,501,877	$56,984,627

Operating expenses:
Operating expenses (exclusive of depreciation and amortization shown below)	89,968,254	57,188,498

Depreciation and amortization	1,211,829	477,975

Total operating expenses	91,180,083	57,666,473

Loss from operations	(3,678,206)	(681,846)

Other income (expense):

Interest and dividend income	152,198	180,554
Interest expense	(54,097)	(3,926)
Foreign currency translation loss	(17,603)	-

Total other income	80,498	176,628

Loss before income tax provision	(3,597,708)	(505,218)

Income tax provision	119,520	-

Net loss	$(3,717,228)	$(505,218)

Net loss per share:

Weighted-average shares outstanding - basic for Class A and Class B	103,020,872	95,801,451
Weighted-average shares outstanding - diluted for Class A and Class B	103,020,872	95,801,451

Net loss per share - basic for Class A and Class B (amounts for Class A	$(0.04)	$(0.01)
and Class B shares are the same under the two-class method.)
Net loss per share - diluted for Class A and Class B (amounts for Class A	$(0.04)	$(0.01)
and Class B shares are the same under the two-class method.)

YTB International, Inc.
Condensed Consolidated Balance Sheets

	June 30, 2008 (Unaudited)	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$632,205	$1,730,570
Other current assets, net	33,119,185	39,039,546

Total current assets	33,751,390	40,770,116

Long-term investments, net	950,000	1,000,000
Property and equipment, net	20,727,692	15,432,502
Intangible assets, net	2,358,437	2,395,151
Goodwill	3,128,441	2,979,322
Other assets, net	100,443	316,895

TOTAL ASSETS	$61,016,403	$62,893,986

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$42,832,076	$44,417,965

Other long-term liabilities:
Long-term debt, less current maturities	208,298	219,641
Other liabilities	925,281	947,946

Total other long-term liabilities	1,133,579	1,167,587

TOTAL LIABILITIES	43,965,655	45,585,552

TOTAL STOCKHOLDERS' EQUITY	17,050,748	17,308,434

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$61,016,403	$62,893,986